                                                                   EXHIBIT 99.1
                                                                   ------------

                                                               INVESTOR CONTACT:
                                                               Bill Robertson
                                                               (949) 936-8340
                                                               www.hineshort.com
                                                               -----------------



         HINES HORTICULTURE, INC. REPORTS THIRD QUARTER RESULTS AND THE
                           IMPACT OF HURRICANE WILMA

Irvine, California - November 10, 2005 - Hines Horticulture, Inc. (NASDAQ:
HORT), the leading operator of commercial nurseries in North America, today reported net sales for the third quarter of 2005 of $49.4 million, down 4.6% from $51.7 million for the third quarter a year ago. Net sales for the nine-month period ended September 30, 2005 of $290.3 million declined 1.0% from net sales of $293.2 million for the comparable period in 2004.

"While we continue to face challenges associated with the consolidation of the retail segment in the green goods market, we are now also contending with the impact of three major hurricanes that struck the southern United States during the third and fourth quarters," said Rob Ferguson, chief executive officer. "We estimate that hurricanes Katrina and Rita alone reduced our third quarter net sales by as much as $2 to $3 million in total at our Miami, Houston and Trenton facilities. We also anticipate that hurricane Wilma, which hit Florida on October 24, 2005, and the lingering effects of hurricanes Katrina and Rita could potentially reduce our fourth quarter net sales by an additional $4 to $6 million. Despite these declines, we've seen a modest improvement in net sales during the third quarter in our other non-hurricane impacted markets."

THIRD QUARTER RESULTS
---------------------
Gross profit for the third quarter of 2005 was $21.5 million, or 43.6% of net sales, compared to $23.5 million, or 45.5% of net sales, for the comparable period in 2004. The decline in gross profit was mainly due to lower overall sales volume. Increased scrap as a result of hurricanes Katrina and Rita contributed to lower gross profit margins during the third quarter of 2005.

Third quarter operating loss of $2.9 million increased $2.6 million from an operating loss of $0.3 million during the third quarter a year ago. The additional operating loss resulted from an increase in distribution expenses and a decline in gross profit for the period. "As we had anticipated, selling expenses for the third quarter have improved 14.8% primarily as a result of the strategic reorganization that we implemented during the second quarter of 2005," stated Claudia Pieropan, chief financial officer. "However, the continued increase in the price of petroleum has put significant upward pressure on our distribution expenses and our cost of raw materials, particularly with plastic containers. We are diligently working to increase our pricing to all customers in an attempt to partially offset the rising commodity costs and the effects of the recent hurricane season that our organization and industry are facing."

Net loss for the third quarter of 2005 increased to $5.2 million, or a loss of $0.23 per diluted share, compared to a net loss of $3.7 million, or a loss of $0.17 per diluted share, for the comparable period a year ago. "EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance charges. Adjusted EBITDA for the third quarter of 2005 was a loss of $0.2 million compared to income of $2.3 million for the same period last year. A reconciliation of net income to EBITDA and Adjusted EBITDA for the third quarters of 2005 and 2004 is included in this earnings release.

NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2005
------------------------------------------
Gross profit for the nine months ended September 30, 2005 was $141.8 million, or 48.9% of net sales, compared to $146.5 million, or 50.0% of net sales, for the comparable period in 2004. The decline in gross profit margin was mainly due to lower overall sales volume and higher raw material and commodity prices, driven primarily by the increase in the cost of petroleum.

Operating income for the nine months ended September 30, 2005 was $31.2 million, down $10.5 million, or 25.1%, from $41.6 million for the comparable period a year ago. The decline in operating income resulted from an increase in selling and distribution expenses and a decline in gross profit for the nine-month period ended September 30, 2005.

Net income for the nine months ended September 30, 2005 decreased to $7.8 million, or $0.35 per diluted share, compared to net income of $13.9 million, or $0.63 per diluted share, for the comparable period a year ago. Adjusted EBITDA for the nine-month period ended September 30, 2005 was $39.8 million compared to $49.6 million for the same period last year. A reconciliation of net income to EBITDA and Adjusted EBITDA for the nine-month period ended September 30, 2005 and 2004 is included in this earnings release.

COMPLETION OF THE SALE OF 122 ACRES IN MIAMI
--------------------------------------------
As previously disclosed, on November 7, 2005, the Company successfully completed the sale of 122 acres of unimproved property in Miami (the "Property Sale") and received net proceeds from the sale of approximately $47.2 million. In accordance with the First Amendment to Credit Facility dated June 30, 2005, the proceeds from the Property Sale were used to payoff the entire outstanding balance of the Company's term loan, which was approximately $30.5 million. The remaining funds of approximately $16.7 million were used to pay down our revolving credit facility. The Company has also entered into a two-year lease agreement with the buyer to lease the property while transitioning operations to other locations.

IMPACT OF HURRICANE WILMA
-------------------------
The Company's Miami production facility incurred structural and crop damage from hurricane Wilma, which swept through south Florida on Monday, October 24, 2005. The Company is still assessing the damage, but believes that the ultimate write-off of assets will be immaterial to the Company's financial condition considered as a whole. The Company believes that the replacement cost of fixed assets could be up to $3.0 million. The retail value of crop loss damage at the Miami facility could reach as high as $6.0 million; however, the Miami crops are insured under the Federal Crop Insurance Act.

"Despite the damage caused by hurricane Wilma to our facility and southern Florida, I am pleased to report that our Miami facility is again shipping product to our customers," stated Mr. Ferguson. "However, depending on the extent of the damage, it may be several weeks before the facility is again fully operational and able to return to a more normal shipping schedule. We are utilizing our national footprint to begin growing product at our other facilities in order to more quickly replenish hurricane-damaged product in Miami."

WAIVER OF FINANCIAL COVENANTS
-----------------------------
At September 30, 2005, the Company was not in compliance with some of its debt covenants under its senior credit facility primarily due to lower sales caused by hurricanes Katrina and Rita. On October 13, 2005, the Company obtained a waiver (the "Waiver") from the financial institutions party to its senior credit facility to waive compliance with the minimum fixed charge coverage ratio and the maximum leverage ratio covenants of the senior credit facility for the third quarter of 2005. The completion of the Property Sale on November 7, 2005 for net proceeds of approximately $47.2 million satisfied the conditions and terms of the Waiver. In addition, the Company's aggregate revolving loan availability has been reduced from $145.0 million to $120.0 million at the request of management.

QUARTERLY EARNINGS CONFERENCE CALL
----------------------------------
The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Thursday, November 10, 2005. This call can be accessed live at Hines Horticulture's web site at www.hineshort.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

ABOUT HINES
-----------
Hines Horticulture is the leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as The Home Depot, Lowe's and Wal-Mart.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions, and future sales and statements regarding the impact of hurricane Wilma and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, adverse weather conditions, increases in the prices for water, petroleum and raw materials, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, increases in transportation and fuel costs and other factors set forth in such filings. Additional factors also include the implementation costs and challenges associated with The Home Depot's new "pay-by-scan" inventory management program where our customer does not take ownership of the inventory at its stores until the product is scanned at the register when sold to the retailer buyer.

The Company's annual report on Form 10-K and other SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshort.com.


                                - Tables Follow -

                                                      HINES HORTICULTURE, INC.
                        Results of Operations for the Three and Nine Months Ended September 30, 2005 and 2004
                                     (Unaudited, in thousands, except share and per share data)


                                                            Three Months Ended                        Nine Months Ended
                                                 ---------------------------------------   ----------------------------------------
                                                  September 30,  September 30,              September 30,  September 30,
                                                      2005           2004      % Change         2005           2004       % Change
                                                 -------------- -------------- ---------   -------------- --------------  ---------

Sales, net                                       $      49,371  $      51,748     -4.6%    $     290,254  $     293,219      -1.0%
Costs of goods sold                                     27,839         28,220     -1.4%          148,448        146,736       1.2%
                                                 -------------- -------------- ---------   -------------- --------------  ---------

Gross profit                                            21,532         23,528     -8.5%          141,806        146,483      -3.2%
% OF SALES                                               43.6%          45.5%                      48.9%          50.0%

Selling and distribution expenses                       19,317         18,519      4.3%           93,385         86,913       7.4%
General and administrative expenses                      5,149          5,361     -4.0%           16,830         17,381      -3.2%
Other operating (income) expenses                          (15)            (4)   275.0%              414            543     -23.8%
                                                 -------------- -------------- ---------   -------------- --------------  ---------
Total operating expenses                                24,451         23,876      2.4%          110,629        104,837       5.5%
                                                 -------------- -------------- ---------   -------------- --------------  ---------

Operating (loss) income                                 (2,919)          (348)   738.8%           31,177         41,646     -25.1%
% OF SALES                                               -5.9%          -0.7%                      10.7%          14.2%

Operating expenses (income)
    Interest expense                                     5,382          6,602    -18.5%           17,468         20,186     -13.5%
    Interest rate swap agreement income                     --         (1,080)  -100.0%             (895)        (3,403)    -73.7%
    Amortization of deferred financing expenses            467            445      4.9%            1,356          1,339       1.3%
                                                 -------------- -------------- ---------   -------------- --------------  ---------
                                                         5,849          5,967     -2.0%           17,929         18,122      -1.1%
                                                 -------------- -------------- ---------   -------------- --------------  ---------

(Loss) income before income tax (benefit)
  provision                                             (8,768)        (6,315)    38.8%           13,248         23,524     -43.7%
Income tax (benefit) provision                          (3,595)        (2,589)    38.9%            5,432          9,645     -43.7%
                                                 -------------- -------------- ---------   -------------- --------------  ---------
Net (loss) income                                $      (5,173) $      (3,726)    38.8%    $       7,816  $      13,879     -43.7%
                                                 ============== ============== =========   ============== ==============  =========


Basic and diluted earnings per share:
Net (loss) income per common share               $       (0.23) $       (0.17)    35.3%    $        0.35  $        0.63     -44.4%
                                                 ============== ============== =========   ============== ==============  =========

Weighted average shares outstanding - Basic         22,072,549     22,072,549                 22,072,549     22,072,549
                                                 ============== ==============             ============== ==============
Weighted average shares outstanding - Diluted       22,072,549     22,072,549                 22,119,345     22,136,050
                                                 ============== ==============             ============== ==============

EBITDA                                           $        (228) $       2,285   -110.0%    $      39,201  $      49,551     -20.9%
                                                 ============== ============== =========   ============== ==============  =========
Adjusted EBITDA                                  $        (228) $       2,285   -110.0%    $      39,801  $      49,551     -19.7%
                                                 ============== ============== =========   ============== ==============  =========


                                                                -6-



                                           HINES HORTICULTURE, INC.
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                         September 30, 2005, September 30, 2004 and December 31, 2004
                                           (Unaudited, in thousands)


                                                                            September 30,         December 31,
ASSETS                                                Footnotes         2005           2004           2004
                                                     ------------   ------------   ------------   ------------

Current assets:
    Cash                                                            $         --   $         --   $         --
    Accounts receivable, net                                              28,924         36,904         19,969
    Inventories                                                          178,524        170,570        181,133
    Prepaid expenses and other current assets                              2,412          2,723          3,072
    Assets held for sale                                                   7,046             --             --
                                                                    ------------   ------------   ------------

                              Total current assets                       216,906        210,197        204,174
                                                                    ------------   ------------   ------------

Fixed assets, net                                                        124,493        132,132        131,536
Deferred financing expenses, net                                           7,719          9,328          8,883
Deferred income taxes                                    (1)               9,210         12,234          9,210
Goodwill                                                                  43,926         43,926         43,926
                                                                    ------------   ------------   ------------

                                      Total assets                  $    402,254   $    407,817   $    397,729
                                                                    ============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                $     16,817   $     14,765   $     11,958
    Accrued liabilities                                                   12,512         11,286          9,820
    Accrued payroll and benefits                                           6,913          9,689          5,900
    Accrued interest                                                       9,229          9,377          5,194
    Interest rate swap agreement, current portion                             --          1,916            895
    Long-term debt, current portion                                        5,714          5,722          5,719
    Borrowings on revolving credit facility                                5,002          6,031         23,609
    Deferred income taxes                                                 71,876         74,831         66,445
                                                                    ------------   ------------   ------------

                         Total current liabilities                       128,063        133,617        129,540
                                                                    ------------   ------------   ------------

Long-term debt                                                           199,762        205,476        203,571
Other liabilities                                        (1)               5,647          2,115          3,652

Shareholders' equity                                                      68,782         66,609         60,966
                                                                    ------------   ------------   ------------

        Total liabilities and shareholders' equity                  $    402,254   $    407,817   $    397,729
                                                                    ============   ============   ============


SEE ACCOMPANYING FOOTNOTES.

                                                     -7-



                                          HINES HORTICULTURE, INC.
                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               Nine Months Ended September 30, 2005 and 2004 and Year Ended December 31, 2004
                                          (Unaudited, in thousands)


                                                                     September 30,             December 31,
                                                                2005             2004              2004
                                                           -------------     -------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                             $       7,816     $      13,879     $       8,236
    Adjustments to reconcile net income to net cash
           provided by operating activities:
        Depreciation                                               8,024             7,905            10,681
        Accretion of asset retirement obligations                     51                92                --
        Amortization of deferred financing costs                   1,356             1,339             1,785
        Interest rate swap agreement income                         (895)           (3,403)           (4,425)
        Deferred income taxes                                      5,432             9,645             5,739
        (Gain) loss on disposition of fixed assets                  (293)               71                87
                                                           -------------     -------------     -------------
                                                                  21,491            29,528            22,103
    Change in working capital accounts:
        Accounts receivable                                       (8,955)          (13,181)            3,755
        Inventories                                                2,021             2,314            (8,318)
        Prepaid expenses and other current assets                    613               434                85
        Accounts payable and accrued liabilities                  12,539            13,733             1,490
                                                           -------------     -------------     -------------
           Change in working capital accounts                      6,218             3,300            (2,988)
                                                           -------------     -------------     -------------
              Net cash provided by operating activities           27,709            32,828            19,115
                                                           -------------     -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                      (8,020)           (3,762)           (5,869)
    Proceeds from deposit on land sale                               200                --                --
    Proceeds from sale of fixed assets                               725                --                --
    Proceeds from land sale option                                 2,000               125               275
    Contingent consideration for acquistions                          --              (947)             (947)
                                                           -------------     -------------     -------------
                  Net cash used in investing activities           (5,095)           (4,584)           (6,541)
                                                           -------------     -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net repayments on revolving line of credit                   (18,607)          (24,287)           (6,709)
    Repayments of long-term debt                                  (3,815)           (3,878)           (5,786)
    Deferred financing expenses incurred                            (192)              (79)              (79)
                                                           -------------     -------------     -------------
                  Net cash used in financing activities          (22,614)          (28,244)          (12,574)
                                                           -------------     -------------     -------------

NET CHANGE IN CASH                                                    --                --                --

CASH, beginning of year                                               --                --                --
                                                           -------------     -------------     -------------

CASH, end of year                                          $          --     $          --     $          --
                                                           =============     =============     =============


                                                    -8-

                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
                  NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                            (UNAUDITED, IN THOUSANDS)

"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance charges. EBITDA and Adjusted EBITDA have been included because we believe that it is a useful tool for us and our investors to measure our ability to meet debt service, capital expenditure and working capital requirements. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. These measures are not calculated in the same manner by all companies and accordingly are not necessarily comparable to similarly titled measures for performance relative to other companies. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA and Adjusted EBITDA are also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance determined in accordance with GAAP. Our reconciliation of EBITDA to net income and cash provided by operating activities is as follows:

                                                      Three Months Ended                  Nine Months Ended
                                               -------------------------------     -------------------------------
                                               September 30,     September 30,     September 30,     September 30,
                                                   2005              2004              2005              2004
                                               -------------     -------------     -------------     -------------
Net (loss) income                              $      (5,173)    $      (3,726)    $       7,816     $      13,879
Income tax (benefit) provision                        (3,595)           (2,589)            5,432             9,645
Amortization of deferred financing expenses              467               445             1,356             1,339
Interest rate swap agreement income                       --            (1,080)             (895)           (3,403)
Interest expense                                       5,382             6,602            17,468            20,186
Depreciation                                           2,691             2,633             8,024             7,905

                                               -------------     -------------     -------------     -------------
EBITDA                                                  (228)            2,285            39,201            49,551
                                               -------------     -------------     -------------     -------------

Severance charges                                         --                --               600                --

                                               -------------     -------------     -------------     -------------
Adjusted EBITDA                                $        (228)    $       2,285     $      39,801     $      49,551
                                               =============     =============     =============     =============


                                                      Three Months Ended                  Nine Months Ended
                                               -------------------------------     -------------------------------
                                               September 30,     September 30,     September 30,     September 30,
                                                   2005              2004              2005              2004
                                               -------------     -------------     -------------     -------------

Cash flow from operating activities            $      13,171     $      27,201     $      27,709     $      32,828
Interest expense                                       5,382             6,602            17,468            20,186
Accretion of asset retirement obligation                  --               (31)              (51)              (92)
Gain (loss) on sale of assets                            122                --               293               (71)
Changes in working capital accounts                  (18,903)          (31,487)           (6,218)           (3,300)

                                               -------------     -------------     -------------     -------------
EBITDA                                                  (228)            2,285            39,201            49,551
                                               -------------     -------------     -------------     -------------

Severance charges                                         --                --               600                --

                                               -------------     -------------     -------------     -------------
Adjusted EBITDA                                $        (228)    $       2,285     $      39,801     $      49,551
                                               =============     =============     =============     =============


                                                       -9-

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                            (UNAUDITED, IN THOUSANDS)


GENERAL:

(1) Certain reclassifications have been made in prior periods' financial statements to conform to fiscal 2005 classifications.






                                      -10-